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EXHIBIT 4.28

FOURTH AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

        This FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Agreement") is made as of the 30th day of August, 2005 by and among Traffic.com, Inc. (formerly Mobility Technologies, Inc.), a Delaware corporation (the "Company"), the several persons named in Exhibit A hereto (referred to collectively herein as the "Series E Investors" and each individually as a "Series E Investor"), the several persons named in Exhibit B hereto (referred to collectively herein as the "Series E-1 Investors" and each individually as a "Series E-1 Investor"), the several persons named in Exhibit C hereto (referred to collectively herein as the "Series F Investors" and each individually as a "Series F Investor") and the several persons named in Exhibit D hereto (collectively, the "Founders").

RECITALS

        A.    Concurrently with the execution of this Agreement, the Series F Investors are acquiring from the Company shares of the Company's Series F Convertible Preferred Stock, $0.01 par value per share, ("Series F Preferred") pursuant to the Series F Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company and the Series F Investors (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Purchase Agreement").

        B.    The Company, the Founders, the Series E Investors (who hold shares of the Company's Series E Convertible Preferred Stock, $0.01 par value per share (the "Series E Preferred")), and the Series E-1 Investors (who hold shares of the Company's Series E-1 Convertible Preferred Stock, $0.01 par value per share (the "Series E-1 Preferred")), entered into a Third Amended and Restated Investors' Rights Agreement dated March 31, 2003, as amended, supplemented or otherwise modified through the date hereof (the "Prior Agreement").

        E.    By amending and restating the Prior Agreement, the Company, the Founders, the Series E Investors and the Series E-1 Investors wish to provide a further inducement to the Series F Investors to enter into the Purchase Agreement.

        F.     This Agreement amends and restates, and supersedes and terminates, the Prior Agreement.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree to amend and restate the Prior Agreement as follows:

        1.    Definitions.    For purposes of this Agreement:

        (a)   "Common Stock" means shares of Common Stock, $0.01 par value per share, of the Company.

        (b)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (c)   "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        (d)   "Holder" means any Person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with Section 10.

        (e)   "Initiating Holders" means the Holder(s) initiating a registration request under Section 2.

        (f)    "Investors" means the Series E Investors, the Series E-1 Investors and the Series F Investors.

        (g)   "Majority in Interest of the Initiating Holders" means Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders.

        (h)   "Person" means any individual, partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization.

        (i)    "Preferred Stock" means the Series E Preferred, the Series E-1 Preferred and the Series F Preferred.

        (j)    "Qualified Public Offering" means the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 (or a successor form) under the Securities Act, which results in aggregate cash proceeds to the Company (after deducting underwriter commissions and expenses) of not less than $50,000,000 and a per share offering price of at least $8.00 (as adjusted for any stock splits, stock dividends, or stock combinations).

        (k)   "Qualifying Request" means a request from any of the Series E Investors, Series E-1 Investors or Series F Investors that in the aggregate hold a majority of the Registrable Investor Securities held by such Investors and outstanding as of the date of such request.

        (l)    "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

        (m)  "Registrable Founder Securities" means (1) any Common Stock owned by the Founders on the date hereof, and shares of Common Stock owned by any person or entity who has acquired shares of Common Stock from a Founder on or prior to the date hereof, (2) any Common Stock issuable or issued upon exercise of a stock option now or hereafter owned by a Founder and issued to such Founder pursuant to a stock option plan of the Company, (3) any Common Stock issuable or issued upon the conversion of any convertible securities owned by the Founders on the date hereof, and (4) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Common Stock or stock options, or other warrants, rights or securities; provided, however, that Registrable Founder Securities shall cease to be such from and after the time of any sale or other transfer of such securities, except for a transfer by will or the laws of descent or distribution.

        (n)   "Registrable Investor Securities" means any Common Stock owned by the Investors (1) issuable (without regard to any restriction on conversion that may be applicable to any particular holder of Preferred Stock) or issued upon conversion of the Preferred Stock; (2) issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Preferred Stock; and (3) whether now owned or hereafter acquired, including, but not limited to, Common Stock issued directly to such Investors or issued upon the exercise of options or warrants, or the conversion of other convertible securities of the Company or upon transfers from any other stockholder of the Company to such Investor.

        (o)   "Registrable Securities" means, collectively, the Registrable Founder Securities and the Registrable Investor Securities; provided, however, that as to any Registrable Securities, such securities shall cease to be Registrable Securities when (1) such securities are sold by a Person in a transaction in which such Person's rights under this Agreement are not assigned pursuant to Section 10, (2) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (3) such securities shall be salable pursuant to Rule 144 (or any successor provision) under the Securities Act within a three-month period in one transaction without regard to the volume limitations thereunder.

        (p)   The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding, and the number of shares of Common Stock issuable, which are Registrable Securities.

        (q)   "SEC" means the Securities and Exchange Commission.

        (r)   "Securities Act" means the Securities Act of 1933, as amended.

        (s)   "Stockholders' Agreement" means the Fourth Amended and Restated Stockholders' Agreement dated as of the date hereof by and among the Company and the stockholders party thereto, as such agreement may be amended, restated, modified or otherwise supplemented from time to time.

        (t)    "Violation" means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

        2.    Demand Registration.

        (a)   Investor Demand Rights.

          (i)    If, after the earlier of (A) one hundred eighty (180) days after the consummation of the initial public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act ("IPO"), or (B) March 31, 2008, the Company shall receive a written Qualifying Request that the Company file a registration statement under the Securities Act with respect to at least 25% of the Registrable Investor Securities then outstanding, then the Company shall, subject to the limitations of Section 2(c) below, (A) promptly give written notice of the proposed registration to all other Holders of Registrable Investor Securities (the "Company's Written Notice"); and (B) use its best efforts to effect, as soon as practicable and in any event within ninety (90) days of the receipt of such Qualifying Request, such registration as may be so requested, and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Investor Securities as are specified in such request, together with all or such portion of the Registrable Investor Securities of any Holder or Holders joining in such request as are specified in a written request from such Holder(s) received by the Company within 20 days after the Company's Written Notice is sent. The Company shall be obligated to effect only two (2) registrations pursuant to this Section 2(a)(i) (except as otherwise provided in Section 6 hereof, an offering which is not consummated shall not be counted for this purpose). The Company shall have no obligation to effect any registration under this Section 2(a)(i) unless Registrable Investor Securities to be registered pursuant to this Section 2(a)(i) shall have an anticipated aggregate offering price to the public of at least $5,000,000.

          (ii)   If Initiating Holders intend to distribute the Registrable Investor Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2(a). In such event, the right of any Holder to include such Holder's Registrable Investor Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Investor Securities in the underwriting (unless otherwise mutually agreed by a Majority in Interest of the Initiating Holders and such Holder) to the extent provided herein. A Majority in Interest of the Initiating Holders shall select the managing underwriter or underwriters in such underwriting, such underwriter(s) to be reasonably satisfactory to the Company. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting by a Majority in Interest of the Initiating Holders; provided, however, that none of the Investors shall be required to make any representations or warranties or provide indemnification except as relates to such Investor's ownership of shares and authority to enter into the underwriting agreement and to such Investor's intended method of distribution, and the liability of such Investor shall be limited to an amount equal to the net proceeds from the offering received by such Investor. Notwithstanding any other provision of this Section 2(a), if the underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise the Holders requesting registration and the number of shares of Registrable Investor Securities that may be included in the underwriting shall be allocated pro rata according to the number of Registrable Securities held by each such Holder; provided, however, that in no event shall the number of Registrable Investor Securities to be registered in any public offering under this Section 2(a) (other than an IPO) be less than twenty-five percent (25%) of the total number of shares requested to be registered pursuant to this Section 2(a).

        (b)   S-3 Registration Rights.

          (i)    The Company shall be obligated to effect as many registrations pursuant to this Section 2(b) as may be requested by Holders of at least 25% of the Registrable Securities in the event and so long as a registration statement pursuant to Form S-3 or any similar "short-form" registration (a "Short-Form Registration") is available for such Registration provided that the reasonably anticipated aggregate offering price for the registration so requested by the Holders must be at least $1,000,000. The Company shall not be obligated to effect a Short Form Registration more than once in any twelve-month period.

          (ii)   If Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2(b). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority of such Holders) to the extent provided herein. A Majority in Interest of the Initiating Holders shall select the managing underwriter or underwriters in such underwriting, such underwriter(s) to be reasonably satisfactory to the Company. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting by a majority of such Holders; provided, however, that none of the Investors or Founders shall be required to make any representations or warranties or provide indemnification except as relates to such Investor's or Founder's ownership of shares and authority to enter into the underwriting agreement and to such Investor's or Founder's intended method of distribution, and the liability of such Investor or Founder shall be limited to an amount equal to the net proceeds from the offering received by such Investor or Founder. Notwithstanding any other provision of this Section 2(b), if the underwriter advises the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise the Holders and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated pro rata according to the number of Registrable Securities held by each such Holder. In the event the number of Registrable Investor Securities requested to be registered under this Section 2(b)(ii) is limited by eighty five percent (85%) or more, the registration of such remaining shares of Registrable Investor Securities not so limited shall be deemed to have been registered pursuant to Section 3 of this Agreement and not pursuant to this Section 2(b).

        (c)   Notwithstanding the foregoing provisions of Sections 2(a) and 2(b), if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed by reason of a material pending transaction or series of pending transactions and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

        3.    Company Registration.    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders) any of its stock or other securities under the Securities Act in connection with a public offering of such securities solely for cash other than (i) a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8; (ii) a registration on Form S-4; or (iii) an initial Qualified Public Offering consummated on or prior to March 31, 2008, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 20, the Company shall, subject to the provisions of Section 7, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. In the event that the underwriters advise the Company that marketing factors require a limitation of the number of shares to be underwritten, the Company and its underwriters shall allocate the number of Registrable Securities requested to be registered by each of the Holders as follows: (i) first, to the Company; (ii) second, to the Holders of Registrable Investor Securities that have elected to participate in such offering, pro rata according to the number of Registrable Investor Securities held by each such Holder; and (iii) thereafter, to the extent additional securities may be included in such offering, to the Holders of Registrable Founder Securities that have elected to participate in such underwritten offering, pro rata according to the number of Registrable Founder Securities held by each such Holder; provided, however, that in no event shall the number of Registrable Investor Securities to be registered in any public offering under this Section 3 (other than an IPO) be less than twenty-five percent (25%) of the total number of shares to be registered pursuant to such registration. The Company shall have no obligation under this Section 3 to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to any Holder for its failure to do so.

        4.    Obligations of the Company.    Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

        (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders copies of all such documents proposed to be filed.

        (b)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

        (c)   Furnish to the Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

        (d)   Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such states or jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction.

        (e)   Use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company's business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

        (f)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

        (g)   Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        (h)   Notify each Holder of Registrable Securities covered by such registration statement and such Holder's underwriters, if any, and confirm such advice in writing: (i) when the registration statement has become effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

        (i)    Notify each Holder of Registrable Securities if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its best efforts to prevent the issuance of any stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

        (j)    Furnish, at the request of any Investor requesting registration of Registrable Securities pursuant to this Agreement, (i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Investors requesting registration of Registrable Securities and (ii) on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Investors requesting registration of Registrable Securities, and, if such securities are being sold through underwriters, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.

        (k)   As soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with Section 11(a) of the Securities Act.

        5.    Furnish Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. If any registration statement or comparable statement under the Securities Act refers to an Investor or any of its affiliates, by name or otherwise, as the holder of any securities of the Company then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, each such Investor shall have the right to require the deletion of such reference to itself and its affiliates.

        6.    Expenses of Registration.    All expenses, other than underwriting discounts and commissions relating to Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of one counsel not to exceed $70,000 (selected by a majority of Holders participating in such a registration) for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to bear such expenses (a) for more than an aggregate of four (4) Short Form Registrations requested by the Investors or (b) in connection with any registration begun pursuant to Section 2 if the offering is not consummated primarily as a result of any act or omission of any participating Holder (in which case such participating Holder shall bear such expenses), unless with respect to a demand made pursuant to Section 2, a Majority in Interest of the Initiating Holders agree to forfeit one (1) of the demand registration(s) to which they are then entitled pursuant to Section 2; provided, further, however, that if (i) at the time of such withdrawal, the Holders have learned of a material adverse change in the condition (financial or otherwise), business or prospects of the Company or the financial markets from that known to the Holders at the time of their request, or (ii) if such withdrawal is at the request of, caused by, or the result of an unreasonable delay by the Company, then the Holders shall not be required to pay any such expenses and shall retain their rights pursuant to Section 2 of this Agreement.

        7.    Underwriting Requirements.    In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 3 to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (with the approval of Investors holding a majority of the Registrable Investor Securities held by all Investors, such approval not to be unreasonably withheld); provided, however, that no Investor participating in such underwriting shall be required to make any representations or warranties or provide indemnification except as relates to such Investor's ownership of shares and authority to enter into the underwriting agreement and to such Investor's intended method of distribution, and the liability of such Investor shall be limited to an amount equal to the net proceeds from the offering received by such Investor.

        8.    Indemnification.    In the event any Registrable Securities are included in a registration statement under this Agreement:

        (a)   The Company will indemnify and hold harmless each Holder, his or her heirs, personal representatives and assigns, each of such Holder's partners, officers, directors, employees and affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation (provided, however, that the Company will not be required to indemnify any of the foregoing Persons on account of any losses, claims, damages or liabilities arising from a Violation if and to the extent that such Violation was made in a preliminary prospectus and was corrected in a subsequent prospectus that was required by law to be delivered to the Person making the claim with respect to which indemnification is sought hereunder, and such subsequent prospectus was made available by the Company to permit delivery of such prospectus in a timely manner, and such subsequent prospectus was so delivered to such Person); and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by or on behalf of such indemnified party.

        (b)   Each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that, in no event shall the liability of any Holder under this Section 8(b) exceed the net proceeds from the offering received by such Holder.

        (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 8 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby; and such failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

        (d)   The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

        (e)   Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

        (f)    If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Securities) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Securities) but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 8, no Holder shall be required, pursuant to this Section 8, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Common Stock in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

        9.    Reports Under the Exchange Act.    With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a Short Form Registration, the Company agrees to:

        (a)   make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

        (b)   take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

        (c)   file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

        (d)   furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (at any time after the effective date of the first registration statement filed by the Company) and the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

        10.    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part by a Holder to one or more transferees or assignees of at least the lesser of (i) twenty percent (20%) of the Registrable Securities held by such Holder immediately following the Closing (as defined in the Purchase Agreement), as adjusted for splits, dividends distributions, recapitalizations or other similar events, and (ii) 50,000 shares of Common Stock on an as-converted basis; provided, however, that such minimum shareholding requirement shall not apply to any assignment or transfer made by a Holder to any Affiliated Entity (as such term is defined in the Stockholders' Agreement) of such Holder and, provided further that, each such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee was a party hereto.

        11.    Limitations on Registration Rights.    The Company represents and warrants to the Holders that no other "registration rights" relating to securities of the Company exist as of the date hereof other than under the Prior Agreement. Each of the Holders represents to each other Holder that it has no other "registration rights" relating to securities of the Company as of the date hereof other than under the Prior Agreement. Except in the case of a Joinder Amendment (as defined in Section 14), from and after the date of this Agreement, the Company shall not, without the prior written consent of (i) the Holders of a majority of the outstanding shares of Preferred Stock, acting as one class on an as-converted basis, and (ii) the Holders of a majority of the outstanding Registrable Investor Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not reduce the amount of the Registrable Securities of the Holders which is included therein; (b) to request a registration; or (c) to enjoy registration rights which would be superior to, or which would otherwise limit in any way, the Investor's registration rights under this Agreement. It is understood and agreed that the registration rights set forth herein apply only to the registration of shares of Common Stock and that nothing contained herein shall obligate the Company to register shares of Preferred Stock.

        12.    "Market Stand-Off" Agreement.    Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's IPO or any other follow-on public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days in the case of the IPO and ninety (90) days in the case of follow-on public offerings) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that the foregoing shall not apply to transfers without consideration to partners or members of a Holder that is a partnership or limited liability company and provided that such transferees agree in writing in advance to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, this

Section 12. The foregoing provisions of this Section 12 shall apply only if (i) all officers, directors and greater than three percent (3%) stockholders of the Company enter into similar agreements and (ii) no such officer, director or stockholder is released in whole or in part from his, her or its obligations under such agreement unless all Holders are similarly released from the provisions of this Section 12 as to the same percentage of their Common Stock as to which such officer, director or stockholder is released. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company's IPO or follow-on offering that are consistent with this Section 12 or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        13.    Termination of Registration Rights.    The right of any Holder to request registration or inclusion in any registration shall terminate upon the earlier of (i) five years after a Qualified Public Offering (as defined below) or (ii) the time at which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may be sold immediately under Rule 144 without regard to any volume limitations thereunder.

        14.    Amendment; Waiver.    Any provision of this Agreement may be amended, or the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding; provided that, in the event any amendment disportionately and adversely affects the rights of the Holders of the Registrable Investor Securities issued or issuable upon conversion of the Series F Preferred, Series E Preferred or Series E-1 Preferred (but does not disproportionately and adversely affect all of such series of Preferred Stock in the same manner), or in the event that any amendment disproportionately and adversely affects the rights of the Founders under this Agreement, the Holders of a majority of the Registrable Securities issued or issuable upon conversion of such series of Preferred Stock or the Founders holding a majority of the Registrable Founder Securities, as the case may be, shall be required to effect such amendment or waiver; and, provided, further, that this Agreement may be amended, without the approval of the Investors or Founders or any other party to this Agreement, solely to include a party as an "Investor" hereunder upon the issuance of Series F Preferred to such party, and such amendment will be evidenced by an executed counterpart signature page by such party and the Company (a "Joinder Amendment"). Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of all such securities, and the Company.

        15.    Changes in Registrable Securities.    If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

        16.    Information.    For so long as any Investor, including each of its respective assigns (in accordance with Section 10 hereof) owns at least 0.5% of the Common Stock (assuming the conversion of all outstanding convertible securities) of the Company then outstanding, as adjusted for splits, dividends, distributions recapitalizations or other similar events, or until the consummation of a

Qualified Public Offering, such Investor shall be entitled to receive, and the Company agrees to provide to each of the Investors and each of such respective assignees, the following information:

          (a)    Financial and Related Data.

          (i)    As soon as available, but in any event not later than thirty (30) days after the end of each fiscal quarter, the unaudited consolidated balance sheet as at the end of such quarter of the Company and the related unaudited consolidated statements of operations, stockholders' equity and cash flows of such quarter and for the elapsed period of such fiscal year, all in reasonable detail and stating in comparative form the figures as of the end of and for the comparable period of the preceding fiscal year and budgeted figures for the period. All such financial statements shall be complete and correct in all material respects, and shall be accompanied by a certificate of the President or chief financial officer of the Company to such effect.

          (ii)   As soon as available, but in any event within one hundred and five (105) days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company as at the end of such fiscal year and the related audited consolidated statements of operations, stockholders' equity and cash flows of the Company for such fiscal year, all in reasonable detail and stating in comparative form the figures as at the end of and for the previous fiscal year and budgeted figures for the fiscal year, accompanied by an opinion of an accounting firm of nationally recognized standing selected by the Company with respect to such financial statements, which opinion shall state that such accounting firm's audit was conducted in accordance with generally accepted auditing standards and, accordingly, included such tests of accounting records and such other auditing procedures as were considered necessary under the circumstances and which opinion shall not be subject to any qualification resulting from a limit on the scope of the examination of the financial statements or the underlying data or which could be eliminated by changes in the financial statements or the notes thereto or by the creation of or increase in a reserve or a decreased carrying value of assets. All such financial statements shall be complete and correct in all material respects and prepared in reasonable detail and in accordance with generally accepted accounting principles applied, except as stated therein, on a consistent basis throughout the periods reflected therein.

          (iii)  As soon as available, but in any event not later than thirty (30) days prior to the end of each fiscal year of the Company, the financial plan and business plan of the Company for the next succeeding fiscal year, including but not limited to cash flow and balance sheet projections, capital budget and operating budget, calculated monthly, and any updates or revisions as soon as available.

          (iv)  Promptly, but in any event within five (5) days, after any distribution to its stockholders generally or to specific stockholders by agreement, to its directors, to prospective investors or to the financial community of an annual report, proxy statement, registration statement or other similar report or communication, a copy of each such report, proxy statement, registration statement or other similar report or communication; and promptly, but in any event within ten (10) days after any filing with the SEC or with any national securities exchange or with the National Association of Securities Dealers, Inc., of any publicly available annual or periodic or special report or proxy statement or registration statement, a copy of such report or statement; and promptly, but in any event within two (2) business days, after released, copies of all press releases and other statements made available generally by the Company to the public concerning material developments.

          (v)   Within sixty (60) days after the end of each fiscal year, a list of stockholders and other security holders, showing the authorized and outstanding shares by class (including the common stock equivalents of any convertible security), the holdings of each stockholder (both before giving effect to dilution and on a fully-diluted basis) and the number of options, warrants and convertible securities outstanding and reserved (both before giving effect to dilution and on a fully diluted basis).

          (vi)  From time to time, and promptly, such additional information and financial data regarding results of operations, financial condition, business, affairs or prospects of the Company, which any Investor may reasonably request.

          (b)    Access to Properties.    The Company shall permit representatives designated by each Investor, upon reasonable prior notice to the Company, to visit and inspect each of the Company's properties, to examine its respective corporate and financial records (and make copies thereof or extracts therefrom), to discuss its respective affairs, finances and accounts with the Company's directors and officers, and, through the President or chief financial officer of the Company, as the case may be, its key employees and accountants, all at such reasonable times as may be requested by any such Investor.

        17.    Participation in Initial Public Offering.

        (a)   In the event that the IPO commences on or after the first anniversary of the date of this Agreement, the Investors shall be entitled to direct, to the Investors or the designee of such Investor, at least 5% of the allocation of the registered public shares in the IPO. Such right shall be shared pro rata by the Investors based on the proportion that the number of shares of Common Stock held (assuming full conversion and exercise of all convertible or exercisable securities) by each Investor bears to the total number of shares of Common Stock held by all Investors (assuming full conversion and exercise of all convertible or exercisable securities).

        (b)   In the event that the IPO commences prior to the first anniversary of the date of this Agreement, the Company shall offer to each Investor, in a private placement to be consummated contemporaneously with the IPO, a number of shares of Common Stock equal to, in the aggregate for all Investors, not less than 5% of the shares of Common Stock to be sold in the IPO at a price per share equal to the IPO offering price (the "IPO Price") minus an amount equal to ten percent (10%) of the IPO Price. Only those Investors who are "Qualified Institutional Buyers" as defined in Rule 144A(a) promulgated under the Act ("Qualified Offerees") shall be entitled to the right to purchase shares of Common Stock under this subsection 17(b). The right to purchase shares of Common Stock under this subsection 17(b) shall be shared pro rata by the Qualified Offerees based on the proportion that the number of shares of Common Stock held (assuming full conversion and exercise of all convertible or exercisable securities) by each such Qualified Offeree bears to the total number of shares of Common Stock held by all such Qualified Offerees (assuming full conversion and exercise of all convertible or exercisable securities).

        (c)   Notwithstanding any other provision in this Section 17, the rights provided in this Section 17 shall be null and void ab initio if, and only to that extent that, they would constitute a violation of Section 5 of the Securities Act.

        18.    Right to Conduct Business.    The Investors, the Company and the Founders each acknowledge that no Investor shall be liable for any claim arising out of, or based upon:

        (a)   the investment by such Investor in any entity competitive to the Company; or

        (b)   actions taken by any partner, officer or other representative of such Investor to assist any such competitive entity, whether or not such action was taken as a board member of such competitive entity, or otherwise, and whether or not such action has a detrimental effect on the Company.

        19.    Entire Agreement.    This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof, and supersedes all previous agreements, including, without limitation, the Prior Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

        20.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and wholly to be performed within the State of Delaware.

        21.    Successors and Assigns.    The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns (as provided in Section 10), heirs, executors and administrators of the parties hereto; provided, however, that except as provided in Section 10, this Agreement may only be assigned in connection with an estate transfer or as otherwise approved in writing by at least one of the directors elected solely by the holders of the Preferred Stock.

        22.    Notices.    Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (a) if to a party other than the Company, at such party's address set forth on the Exhibits to this Agreement or at such other address as such party shall have furnished the Company in writing, or, until any such party so furnishes an address to the Company, then to and at the address of the last holder of the shares covered by this Agreement who has so furnished an address to the Company, or (b) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the parties in writing.

        23.    Severability.    Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any party whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        24.    Titles and Subtitles.    The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        25.    Delays or Omissions; Remedies Cumulative.    It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

        26.    Arbitration.    Any controversy or claim arising out of or in conjunction with this Agreement (other than an action for injunctive relief) shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect in the State of Delaware and judgment upon such award rendered by the arbitrator shall be final and binding upon the parties and may be entered and enforced in any court having jurisdiction thereof. The arbitration shall be held in the State of Delaware. The arbitration award shall include attorneys' fees and costs to the prevailing party.

        27.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

COUNTERPART SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investor Rights Agreement as of the day and year first above written.

TRAFFIC.COM, INC.
By:	Robert N. Verratti Chief Executive Officer
Address:	851 Duportail Road, Suite 220 Wayne, Pennsylvania 19087
Attention:	Chief Executive Officer
Telephone:	(610) 725-9700
Facsimile:	(610) 725-0847

COUNTERPART SIGNATURE PAGE

        IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investor Rights Agreement as of the day and year first above written.

By:
Name: Title:

EXHIBIT A

SERIES E INVESTORS

TL Ventures III L.P. c/o TL Ventures Inc. 700 Building 435 Devon Park Drive Wayne, PA 19087-1934 Attn: Chief Financial Officer Phone: (610) 971-1515 Fax: (610) 975-9330	Foster Devereux P.O. Box 641 Williamstown, MA 01267
TL Ventures III Offshore L.P. c/o TL Ventures Inc. 700 Building 435 Devon Park Drive Wayne, PA 19087-1934 Attn: Chief Financial Officer Phone: (610) 971-1515 Fax: (610) 975-9330	J. William Grimes 175 East 79th Street NY, NY 10021
TL Ventures III Interfund L.P. c/o TL Ventures Inc. 700 Building 435 Devon Park Drive Wayne, PA 19087-1945 Attn: Chief Financial Officer Phone: (610) 971-1515 Fax: (610) 975-9330	Scott Kaufman Kronish Lieb Weiner & Hellman LLP 1114 Avenue of the Americas New York, New York 10036 Tel: (212) 479-6555 Fax: (212) 479-6275
TL Ventures IV L.P. c/o TL Ventures Inc. 700 Building 435 Devon Park Drive Wayne, PA 19087-1945 Attn: Chief Financial Officer Phone: (610) 971-1515 Fax: (610) 975-9330	Nigel Howard Mayer, Brown, Rowe & Maw 1675 Broadway New York, New York 10019 Tel: (212) 506-2121 Fax: (212) 849-5821
TL Ventures IV Interfund L.P. c/o TL Ventures Inc. 700 Building 435 Devon Park Drive Wayne, PA 19087-1945 Attn: Chief Financial Officer Phone: (610) 971-1515 Fax: (610) 975-9330	David Dedyo White & Case LLP Three Embarcadero Center Suite 2210 San Francisco, CA 94111-3162 Tel: (415) 544-1117 Fax: (415) 544-0202

DVCRF Ventures, L.P. Cast Iron Building 718 Arch Street Suite 300 North Philadelphia, PA 19106 Attn: Linda DeJure Phone: (215) 925-1130 Fax: (215) 923-4764	Maureen Riley 14 Prince Street Apt. 3D New York, NY 10012 Tel: (212) 966-4566
Convergence Capital II, L.P. c/o Anna Vitelli, Esq. Joseph W. Roskos and Co., Inc. 6 S. Bryn Mawr Avenue Bryn Mawr, PA 19010	Howard Lee Morgan 764 Moro Road Villanova, PA 19085 Phone: (610) 525-4673 Fax: (610) 527-5437
PA Early Stage Partners III, L.P. 1200 Liberty Ridge Drive Suite 310 Wayne, PA 19087 Attn: Michael G. Bolton Phone: (610) 293-4075 Fax: (610) 254-4240	John D. Backe 65 Governor Lane Princeton, NJ 08540 Phone: (609) 497-3214
Leonard M. Lodish 301 Kent Road Wynnewood, PA 19096 Phone: (610) 642-8571 Fax: (610) 649-7880	John E. Backe 232 Walnut Road Strafford, PA 19087
Patrick Scullin 27 Old Covered Bridge Road Newtown Square, PA (610) 325-0368	Convergence Capital, L.P. c/o Anna Vitelli, Esq. Joseph W. Roskos and Co., Inc. 6 S. Bryn Mawr Avenue Bryn Mawr, PA 19010
Ellen Corenswet Covington & Burling 1330 Avenue of the Americas New York, NY 10019 Tel: (212) 841-1256 Fax: (212) 841-1010	Safeguard Delaware, Inc. 435 Devon Park Drive 800 Bldg. Wayne, PA 19087 Attn: Chris Davis
National Electrical Benefit Fund c/o Columbia Partners L.L.C., Investment Management 1775 Pennsylvania Avenue, 10th Floor Washington, DC 20006 Attn: Christopher J. Doherty

2

EXHIBIT B

SERIES E-1 INVESTORS

TL Ventures III L.P. c/o TL Ventures Inc. 700 Building 435 Devon Park Drive Wayne, PA 19087-1934 Attn: Chief Financial Officer Phone: (610) 971-1515 Fax: (610) 975-9330	DVCRF Ventures, L.P. Cast Iron Building 718 Arch Street Suite 300 North Philadelphia, PA 19106 Attn: Linda DeJure Phone: (215) 925-1130 Fax: (215) 923-4764
TL Ventures III Offshore L.P. c/o TL Ventures Inc. 700 Building 435 Devon Park Drive Wayne, PA 19087-1945 Attn: Chief Financial Officer Phone: (610) 971-1515 Fax: (610) 975-9330	Scott Kaufman Kronish Lieb Weiner & Hellman LLP 1114 Avenue of the Americas New York, New York 10036 Tel: (212) 479-6555 Fax: (212) 479-6275
TL Ventures III Interfund L.P. c/o TL Ventures Inc. 700 Building 435 Devon Park Drive Wayne, PA 19087-1945 Attn: Chief Financial Officer Phone: (610) 971-1515 Fax: (610) 975-9330	Nigel Howard Mayer, Brown, Rowe & Maw 1675 Broadway New York, New York 10019 Tel: (212) 506-2121 Fax: (212) 849-5821
TL Ventures IV L.P. c/o TL Ventures Inc. 700 Building 435 Devon Park Drive Wayne, PA 19087-1945 Attn: Chief Financial Officer Phone: (610) 971-1515 Fax: (610) 975-9330	David Dedyo White & Case LLP Three Embarcadero Center Suite 2210 San Francisco, CA 94111-3162 Tel: (415) 544-1117 Fax: (415) 544-0202
TL Ventures IV Interfund L.P. c/o TL Ventures Inc. 700 Building 435 Devon Park Drive Wayne, PA 19087-1945 Attn: Chief Financial Officer Phone: (610) 971-1515 Fax: (610) 975-9330	Leonard M. Lodish 301 Kent Road Wynnewood, PA 19096 Phone: (610) 642-8571 Fax: (610) 649-7880
Ellen Corenswet Covington & Burling 1330 Avenue of the Americas New York, NY 10019 Tel: (212) 841-1256 Fax: (212) 841-1010	J. William Grimes 175 East 79th Street NY, NY 10021

Howard Lee Morgan 764 Moro Road Villanova, PA 19085 Phone: (610) 525-4673 Fax: (610) 527-5437	Maureen Riley 14 Prince Street Apt. 3D New York, NY 10012 Tel: (212) 966-4566
Patrick D. Scullin 27 Old Covered Bridge Road Newtown Square, PA (610) 325-0368	John D. Backe 65 Governor Lane Princeton, NJ 08540 Phone: (609) 497-3214
Foster Devereux P.O. Box 641 Williamstown, MA 01267	John E. Backe 232 Walnut Road Strafford, PA 19087

2

EXHIBIT C

SERIES F INVESTORS

TL Ventures IV, L.P.
c/o TL Ventures Inc.
700 Building
435 Devon Park Drive
Wayne, PA 19087-1934
Attn: Chief Financial Officer
Fax: (610) 975-9330

with a copy to:

Lisa R. Jacobs
Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103
Fax: (866) 738-9609	Safeguard Delaware, Inc.
103 Springer Building
3411 Silverside Road
Wilmington, DE 19810
Attn: Christopher J. Davis
Fax: (302) 478-3667

with a copy to:

Steven J. Feder
Safeguard Scientifics, Inc.
435 Devon Park Drive
800 The Safeguard Building
Wayne, PA 19087
Fax: (610) 482-9105

TL Ventures IV Interfund, L.P.
c/o TL Ventures Inc.
700 Building
435 Devon Park Drive
Wayne, PA 19087-1934
Attn: Chief Financial Officer
Fax: (610) 975-9330

with a copy to:

Lisa R. Jacobs
Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103
Fax: (866) 738-9609	Convergence Capital, L.P. c/o Anna Vitelli, Esq. Joseph W. Roskos and Co., Inc. 6 S. Bryn Mawr Avenue Bryn Mawr, PA 19010
PA Early Stage Partners III, L.P. 1200 Liberty Ridge Drive Suite 310 Wayne, PA 19087 Attn: Michael G. Bolton Guy Winters Fax: (610) 254-4240	Convergence Capital II, L.P. c/o Anna Vitelli, Esq. Joseph W. Roskos and Co., Inc. 6 S. Bryn Mawr Avenue Bryn Mawr, PA 19010
National Electrical Benefit Fund c/o Columbia Partners L.L.C., Investment Management 1775 Pennsylvania Avenue, 10th Floor Washington, DC 20006 Attn: Christopher J. Doherty	DVCRF Ventures, L.P. Cast Iron Building 718 Arch Street Suite 300 North Philadelphia, PA 19106 Attn: Linda DeJure Phone: (215) 925-1130 Fax: (215) 923-4764

Ellen Corenswet Covington & Burling 1330 Avenue of the Americas New York, NY 10019 Tel: (212) 841-1256 Fax: (212) 841-1010	Nigel Howard Mayer, Brown, Rowe & Maw 1675 Broadway New York, New York 10019 Tel: (212) 506-2121 Fax: (212) 849-5821
Maureen Riley 14 Prince Street Apt. 3D New York, NY 10012 Tel: (212) 966-4566	David Dedyo White & Case LLP Three Embarcadero Center Suite 2210 San Francisco, CA 94111-3162 Tel: (415) 544-1117 Fax: (415) 544-0202
Scott Kaufman Kronish Lieb Weiner & Hellman LLP 1114 Avenue of the Americas New York, New York 10036 Tel: (212) 479-6555 Fax: (212) 479-6275	Leonard M. Lodish 301 Kent Road Wynnewood, PA 19096 Phone: (610) 642-8571 Fax: (610) 649-7880
Howard Lee Morgan 764 Moro Road Villanova, PA 19085 Phone: (610) 525-4673 Fax: (610) 527-5437	Michael D. Burns 9 Whitehorse Meadows Malvern, PA 19355
David L. Jannetta 230 E. Main Street Mechanicsburg, PA 17055	Brian T. Malewicz 775 Cornish Drive Encinitas, CA 92024
Mark J. DeNino 1078 Broadmoor Road Bryn Mawr, PA 19010

2

EXHIBIT D

FOUNDERS

Michael D. Burns 9 Whitehorse Meadows Malvern, PA 19355	Brian T. Malewicz 775 Cornish Drive Encinitas, CA 92024
Mark J. DeNino 1078 Broadmoor Road Bryn Mawr, PA 19010	David L. Jannetta 230 E. Main Street Mechanicsburg, PA 17055
David L. Jannetta, as custodian for Aaron P. Jannetta; David H. Jannetta; Elizabeth L. Jannetta; Ian M. Jannetta; P. Max Jannetta; 230 E. Main Street Mechanicsburg, PA 17055

AMENDMENT
TO
FOURTH AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

        This Amendment ("Amendment") to the Fourth Amended and Restated Investor Rights Agreement, dated as of August 30, 2005 (the "Investor Rights Agreement"), among Traffic.com, Inc., a Delaware corporation (the "Company"), and the stockholders signatory thereto, is made as of October 28, 2005 by and among the Company and the parties identified on the signature pages hereto (the "Parties"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Investor Rights Agreement.

BACKGROUND

        WHEREAS, the Company and the Parties wish to amend the Investor Rights Agreement as provided herein.

        NOW, THEREFORE, in consideration of the mutual premises contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

          1.     The Parties hereby agree that by its execution below, ICG Holdings, Inc. shall become a party to the Investor Rights Agreement and shall be bound by the terms and conditions thereof.

          2.     Section 1(n) of the Investor Rights Agreement is hereby amended to read in its entirety as follows:

            "(n) "Registrable Investor Securities" means any Common Stock owned by the Investors or ICG Holdings, Inc. ("ICG") (1) issuable (without regard to any restriction on conversion that may be applicable to any particular holder of Preferred Stock) or issued upon conversion of the Preferred Stock; (2) issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Preferred Stock; and (3) whether now owned or hereafter acquired, including, but not limited to, Common Stock issued directly to such Investors or ICG or issued upon the exercise of options or warrants, or the conversion of other convertible securities of the Company or upon transfers from any other stockholder of the Company to such Investor or ICG."

          3.     Section 14 of the Investor Rights Agreement is hereby amended to read in its entirety as follows:

            "14    Amendment; Waiver.    Any provision of this Agreement may be amended, or the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding; provided that, in the event any amendment disproportionately and adversely affects the rights of the Holders of the Registrable Investor Securities issued or issuable upon conversion of the Series F Preferred, Series E Preferred or Series E-1 Preferred (but does not disproportionately and adversely affect all of such series of Preferred Stock in the same manner), or in the event that any amendment disproportionately and adversely affects the rights of the Founders or ICG under this Agreement, the Holders of a majority of the Registrable Securities issued or issuable upon conversion of such series of Preferred Stock or the Founders holding a majority of the Registrable Founder Securities or ICG, as the case may be, shall be required to effect such amendment or waiver; and, provided, further, that this Agreement may be amended, without the approval of the Investors, Founders, ICG or any other party to this Agreement, solely to include a party as an "Investor" hereunder upon the issuance of Series F Preferred to such party, and such amendment will be evidenced by an executed counterpart signature page by such party and the Company (a "Joinder Amendment"). Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of all such securities, and the Company."

          5.     Except as modified hereby, the Investor Rights Agreement shall remain in full force and effect.

          6.     This Amendment may be executed in counterparts which, when taken together, shall constitute a complete, fully-executed instrument.

(SIGNATURE PAGE FOLLOWS)

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COUNTERPART SIGNATURE PAGE

        IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Fourth Amended and Restated Investor Rights Agreement to be executed as of the date first written above.

TRAFFIC.COM, INC.

By:
Name:
Title:
ICG HOLDINGS, INC.
By:
Name:
Title:

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COUNTERPART SIGNATURE PAGE

        IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Fourth Amended and Restated Investor Rights Agreement to be executed as of the date first written above.

Michael D. Burns
Mark J. DeNino
Brian T. Malewicz
David L. Jannetta
David L. Jannetta, as custodian for Aaron P. Jannetta David H. Jannetta Elizabeth L. Jannetta Ian M. Jannetta

4

COUNTERPART SIGNATURE PAGE

        IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Fourth Amended and Restated Investor Rights Agreement to be executed as of the date first written above.

TL VENTURES III INTERFUND L.P.		TL VENTURES III L.P.
By:	TL Ventures III LLC, its general partner	By:	TL Ventures III Management, L.P., its general partner
By:
	Name:	By	TL Ventures III LLC,
	Title		its general partner
TL VENTURES IV INTERFUND L.P.		By:	Name:
By:	TL Ventures IV LLC, its general partner		Title:
By:	Name: Title
TL VENTURES III OFFSHORE L.P.
By:	TL Ventures III Offshore Partners, L.P., its general partner
By:	TL Ventures III Offshore Ltd., its general partner
By:	Name: Title
TL Ventures IV L.P.
By:	TL Ventures IV, Management, L.P., its general partner
By:	TL Ventures IV LLC., its general partner
By:	Name: Title

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FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
RECITALS
COUNTERPART SIGNATURE PAGE
COUNTERPART SIGNATURE PAGE
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D FOUNDERS
AMENDMENT TO FOURTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
COUNTERPART SIGNATURE PAGE
COUNTERPART SIGNATURE PAGE
COUNTERPART SIGNATURE PAGE